Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,661,500)
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,032,370
Dividend Income	58,610
Interest Income	214,956
ETF Transaction Fees	350
Total Income (Loss)	$3,644,786

Expenses
General Partner Management Fees	$36,464
Professional Fees	4,309
Brokerage Commissions	657
Directors' Fees and insurance	3,527
License fees	911
Total Expenses	$45,868
Net Income (Loss)	$3,598,918

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$71,628,472
Withdrawals (50,000 Shares)	(1,663,310)
Net Income (Loss)	3,598,918

Net Asset Value End of Month	$73,564,080
Net Asset Value Per Share (2,250,000 Shares)	$32.70

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596